UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2025

NATURE'S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3281 E. Guasti Road, Suite 175 Ontario, CA 91761	91761
(Address of registrant’s principal executive office)	(Zip code)

(909) 218-4601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title for each class	Trading Symbol(s)
Common Stock, par value $0.0001 per share	NMHI
Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On September 18, 2025, Nature’s Miracle Holding Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Big Lake Capital LLC (“Big Lake”), pursuant to which, the Company agreed to purchase from Big Lake all of the membership interests of Zak Properties, LLC, an Ohio limited liability company (“Zak Properties”), which in turn owns certain real property located in the State of Ohio, commonly known as 405 Madison Ave. The Company’s Chief Executive Officer and Chairman, Tie (James) Li, is the sole member of Zak Properties prior to the sale. The purchase price for Zak Properties (the “Purchase Price") is $17,500,000, and will be paid by the Company as follows: (i) the Company shall issue 5,000 shares of Series B Preferred Stock (valued at $5,000,000) of the Company which (a) can be converted into Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) at $0.1180 per share and (b) have certain voting rights equal to twenty (20) votes per one (1) share of Series B Preferred Stock; (ii) the Company shall issue 9,500 shares of Series C Preferred Stock (valued at $9,500,000) of the Company which are convertible into shares of Common Stock at $0.1180 per share; and (iii) the Company shall issue a convertible promissory note (the “Note”) in the principal amount of $3,000,000 in favor of Big Lake with a term of two years from the date of issuance and interest in the amount of 10% per annum. The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. The Purchase Agreement may be terminated at any time prior to Closing by the Company if there has been a misrepresentation by Big Lake or a breach by Big Lake of any warranty or covenant, or by Big Lake, if there has been a misrepresentation by the Company or a breach by the Company of any warranty or covenant.

Convertible Promissory Note

In connection with entering into the Purchase Agreement, on September 18, 2025, the Company issued the Note to Big Lake in the principal amount of $3,000,000. The Note matures on September 18, 2027, accrues interest of 10% per annum, and is unsecured. Principal amounts and interest on the Note are convertible into shares of Common Stock at the election of Big Lake at a conversion price equal to 80% of the lowest traded price during the 20 trading days prior to and including the conversion notice date, subject to adjustment as set forth in the Note. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 60% while that “Chill” is in effect. The conversion price, look back period and other terms will be adjusted on a ratchet basis if the Company offers a more favorable conversion discount, interest rate (whether through a straight discount or in combination with an original issue discount), look back period or other more favorable term to another party for any financings while the Note is outstanding.

The descriptions of the Purchase Agreement and the Note are qualified in their entirety by reference to the Purchase Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated in its entirety into this Item 3.02. The securities as described herein, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in reliance upon the exemption from the registration requirements under Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 5.03.

On September 30, 2025, pursuant to the Purchase Agreement, the Company filed (i) the Certificate of Designations for the Series B Preferred Stock and (ii) the Certificate of Designations for the Series C Preferred Stock, with the Secretary of State of the State of Delaware for the purpose of establishing and designating the Series B Preferred Stock and Series C Preferred Stock.

Certificate of Designations for the Series B Preferred Stock

The following is a general description of the principal terms of the Series B Preferred Stock:

The Certificate of Designations designates a total of 2,500 shares of Series B Preferred Stock with a conversion price of $0.1180 (the “Conversion Price”), which is subject to adjustment as provided in the Certificate of Designations. The Series B Preferred Stock has a stated value of $1,000 per share (the “Stated Value”). Each share of Series B Preferred Stock is convertible into shares of Common Stock any time at the option of the holder thereof, from and after the date on which the number of the Company’s authorized shares of Common Stock has been increased to no less than 300,000,000, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price, subject to adjustment as provided in the Certificate of Designations. The Series B Preferred Stock will vote together with the Common Stock. Each share of Series B Preferred Stock has a number of votes equal to (i) the number of shares of Common Stock the Series B Preferred Stock is convertible into, multiplied by (ii) 20. In connection with any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of a Fundamental Transaction (as defined in the Certificate of Designations for the Series B Preferred Stock), the Series B Preferred Stock will automatically convert into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price as of immediately prior to the liquidation or Fundamental Transaction.

Amendment No. 1 to Certificate of Designations for the Series B Preferred Stock

Due to an error in the previously filed Certificate of Designations for the Series B Preferred Stock, on October 7, 2025, the Company filed Amendment No. 1 to the Certificate of Designations for the Series B Preferred Stock, solely to increase the number of designated shares of Series B Preferred Stock from 2,500 to 5,000.

Certificate of Designations for the Series C Preferred Stock

The following is a general description of the principal terms of the Series C Preferred Stock:

The Certificate of Designations designates a total of 9,500 shares of Series C Preferred Stock with a conversion price of $0.1180 (the “Conversion Price”), which is subject to adjustment as provided in the Certificate of Designations. The Series C Preferred Stock has a stated value of $1,000 per share (the “Stated Value”). Each share of Series C Preferred Stock is convertible into shares of Common Stock any time at the option of the holder thereof, from and after the date on which the number of the Company’s authorized shares of Common Stock has been increased to no less than 300,000,000, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series C Preferred Stock by the Conversion Price, subject to adjustment as provided in the Certificate of Designations. The Series C Preferred Stock will vote together with the Common Stock, with each share of Series C Preferred Stock having a number of votes equal to the number of shares of Common Stock the Series C Preferred Stock is convertible into. In connection with any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of a Fundamental Transaction (as defined in the Certificate of Designations for the Series C Preferred Stock), the Series C Preferred Stock will automatically convert into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series C Preferred Stock by the Conversion Price as of immediately prior to the liquidation or Fundamental Transaction.

The foregoing description of (i) the Certificate of Designations for the Series B Preferred Stock, (ii) Amendment No. 1 to the Certificate of Designations for the Series B Preferred Stock, and (iii) the Certificate of Designations for the Series C Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the form of (i) the Certificate of Designations for the Series B Preferred Stock, (ii) Amendment No. 1 to the Certificate of Designations for the Series B Preferred Stock, and (iii) the Certificate of Designations for the Series C Preferred Stock which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation for the Series B Preferred Stock
3.2	Amendment No. 1 to Certificate of Designation for the Series B Preferred Stock
3.3	Certificate of Designation for the Series C Preferred Stock
10.1	Membership Interest Purchase Agreement dated September 18, 2025
10.2	Promissory Note dated September 18, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2025

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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